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As filed with the Securities and Exchange Commission on November 26, 2002
Registration Statement No. 333-101116

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAPLES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2896127 (I.R.S. Employer Identification No.)

500 Staples Drive, Framingham, Massachusetts 01702, 508-253-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John J. Mahoney
Executive Vice President, Chief Financial Officer and
Chief Administrative Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
508-253-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark G. Borden, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

        Approximate date of commencement of proposed sale to public:    From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐             .

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐             .

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Common Stock, $0.0006 par value per share(5)(6)	(7)	(7)

Debt Securities	(7)	(7)

Guarantees of Debt Securities(8)	(8)	(8)

Total	$500,000,000	$46,000

(1)
There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities.

(2)
In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)
The aggregate amount of common stock registered hereunder is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act.

(6)
Includes Rights to purchase shares of Series A Junior Participating Preferred Stock, $0.01 par value per share, pursuant to the Amended and Restated Rights Agreement, dated as of October 25, 1999, between the registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent.

(7)
Not required to be included in accordance with General Instruction II.D. of Form S-3.

(8)
No separate consideration will be received for the guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional filing fee is required in connection with such guarantees of debt securities. See inside facing page for information on the additional registrant guarantors.

        The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

 Table of Additional Registrant Guarantors

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code and Telephone Number of Principal Executive Office
Staples the Office Superstore, Inc.	DE	04-3102589	500 Staples Drive Framingham, MA 01702 (508) 253-5000
Staples the Office Superstore East, Inc.	DE	04-3176952	500 Staples Drive Framingham, MA 01702 (508) 253-5000
Staples Contract & Commercial, Inc.	DE	04-3390816	500 Staples Drive Framingham, MA 01702 (508) 253-5000
Hackensack Funding, LLC	DE	98-0234049	3 Gorham Road, 2nd Floor Hamilton HM 08 Bermuda (441) 295-4832
Rochester Capital, LLC	DE	04-3540022	500 Staples Drive Framingham, MA 01702 (508) 253-5000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 26, 2002

$500,000,000

STAPLES, INC.

Common Stock
Debt Securities
Guarantees of Debt Securities

        We may from time to time issue up to $500,000,000 aggregate dollar amount of common stock and debt securities, which debt securities may be guaranteed by certain of our subsidiaries as described herein. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

Investing in our securities involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated                      , 2002.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

STAPLES, INC.

        Staples pioneered the office products superstore concept and is a leading office products distributor. We operate three business segments:

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  Staples' North American Retail Operations consist of our U.S. and Canadian business units that sell office products, supplies and services through 1,261 retail stores as of February 2, 2002.

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  Staples' North American Delivery Operations consist of our U.S. and Canadian contract, catalog and internet business units that sell and deliver office products, supplies and services directly to customers.

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  Staples' European Operations consist of our business units that operate 175 retail stores as of February 2, 2002 in the United Kingdom, Germany, the Netherlands and Portugal and sell and deliver office products and supplies directly to businesses throughout the United Kingdom and Germany. As a result of our October 2002 acquisition of multiple European mail order businesses, we also serve customers in France, Spain, Belgium and Italy.

        We were organized in 1985 and are incorporated in Delaware. Our principal executive offices are located at 500 Staples Drive, Framingham, MA 01702, and our telephone number is (508) 253-5000. Our web site is located at www.staples.com. We have not incorporated by reference into this prospectus the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. Unless the context otherwise requires, the terms "Staples," "we," "us" and "our" refer to Staples, Inc. and its subsidiaries. When we use the term "guarantor subsidiaries", we are referring to the following additional registrant guarantors: Staples the Office Superstore, Inc., Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., Hackensack Funding, LLC and Rochester Capital, LLC.

        We have registered the marks "Staples", "Staples The Office Superstore", "Staples.com", "Staples National Advantage", "Staples Business Advantage", "Staples Express" and "Quill" on the Principal Register of the United States Patent and Trademark Office. In addition, we have registered the mark "Staples the Office Superstore" in Canada; the mark "Staples" in many foreign jurisdictions, including, but not limited to, Canada, the United Kingdom, Germany, the Netherlands, Portugal and Belgium; and the mark "Office Centre" in many foreign jurisdictions, including, but not limited to, the Netherlands, Portugal and Belgium. As a result of our October 2002 acquisition of multiple European mail order businesses, we also have registered the mark "Bernard" in multiple foreign jurisdictions, including, but not limited to, France; the mark "JPG" in many foreign jurisdictions, including, but not limited to, France and Belgium; the mark "Neat Ideas" in many foreign jurisdictions, including, but not limited to, the United Kingdom; the mark "Sistemas Kalamazoo" in Spain; and the mark "MondOffice" in Italy.

RISK FACTORS

        Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended February 2, 2002 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2002, which are incorporated by reference in this prospectus and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        The prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus or in the documents we have incorporated by reference, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. These important factors include the factors we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference. We do not undertake any obligation to update forward-looking statements made by us.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Fiscal Year Ended					Six Months Ended
	January 31, 1998	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	August 4, 2001	August 3, 2002
Ratio of earnings to fixed charges	3.55x	3.76x	5.37x	2.47x	3.66x	2.57x	3.60x

        For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, (ii) that portion of rental expense we believe to be representative of interest and (iii) amortization of debt discount and expenses.

USE OF PROCEEDS

        Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

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  to reduce outstanding indebtedness;

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  to finance our growth;

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  to develop our products;

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  for capital expenditures made in the ordinary course of business; and

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  for acquisitions of businesses, products and technologies that complement or expand our business.

        We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  common stock; and

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  debt securities, which may be guaranteed by certain of our guarantor subsidiaries as described herein.

        In this prospectus, we will refer to the common stock and debt securities collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $500,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of our common stock.

        Under our charter, our authorized capital stock consists of 2,100,000,000 shares of common stock, $0.0006 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000,000 shares have been designated as series A junior participating preferred stock. As of November 2, 2002, we had 498,103,724 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

        Voting.    For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, persons who hold more than 50% of the outstanding common stock can elect all of the directors who are up for election in a particular year.

        Dividends.    If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

        Liquidation and Dissolution.    If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

        Other Rights and Restrictions.    Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the holders of any outstanding series of preferred stock. Our charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        Listing.    Our common stock is listed on the Nasdaq National Market.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C.

Preferred Stock Purchase Rights

        In February 1994, we adopted a rights plan. Under the rights plan, preferred stock purchase rights were distributed as a dividend, adjusted for subsequent stock splits, at the rate of 32/243rds of a right for each share of our common stock outstanding. The rights will expire on February 15, 2004, unless the rights are redeemed or exchanged before that time. Each right entitles the holder to purchase one one-hundredth of a share of series A junior participating preferred stock at an exercise price of $130 per right, subject to adjustment.

        The rights will be exercisable only if a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock or announces a tender or exchange offer that would result in such person or group owning 30% or more of the outstanding shares of our common stock. Such percentages may, in our board of directors' discretion, be lowered, although in no event below 10%. If any person becomes the beneficial owner of 25% or more of the shares of our common stock, except pursuant to a tender or exchange offer for all shares at a fair price as determined by the outside members of our board of directors, or if a 20% or more stockholder constitutes or merges into or engages in certain self dealing transactions with us, or if there occurs any reclassification, merger or other transaction or transactions which increases by more than 1% the proportionate share of our outstanding common stock held by a 20% or more stockholder, each right not owned by a 20% or more stockholder will enable its holder to purchase that number of shares of our common stock which equals the exercise price of the right divided by one-half of the current market price of our common stock at the date of the occurrence of the event. In addition, if we are involved in a merger or other business combination transaction with another person or group in which we are not the surviving corporation or in connection with which our common stock is changed or converted, or we sell or transfer 50% or more of our assets or earning power to another person, each right that has not previously been exercised will entitle its holder to purchase that number of shares of common stock of such other person which equals the exercise price of the right divided by one-half of the current market price of our common stock at the date of the occurrence of the event. We will generally be entitled to redeem the rights at $0.02 per right at any time until the tenth day following public announcement that a 20% stock position has been acquired and in certain other circumstances.

        Because of the nature of the dividend, liquidation and voting rights of the series A junior participating preferred stock, the value of the fraction of a share of series A junior participating preferred stock purchasable upon exercise of the 32/243rds of a right associated with each share of common stock should approximate the value of one share of our common stock.

        The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except under the terms of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem the rights at $0.02 per right prior to the tenth day after the public announcement by a person or group of the acquisition of 20% or more of the outstanding shares of our common stock.

Certain Effects of Authorized but Unissued Stock

        We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law And Charter And By-Law Provisions

        Business Combinations.    We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock.

        Staggered Board of Directors.    Our charter provides for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Our charter also provides that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares of our capital stock outstanding and entitled to vote. The classification of our board of directors and the limitations on the removal of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. Our by-laws require the affirmative vote of the holders of at least 67% of our outstanding voting securities to amend or repeal the provision relating to the division of our board of directors into three classes.

        Limitation of Liability; Indemnification.    Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

        Stockholder Action; Special Meeting of Stockholders.    Our charter also provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders. In addition, our by-laws provide that special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors or our president. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our by-laws provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

        Our guarantor subsidiaries may guarantee our obligations under any series of notes, if and to the extent provided in the applicable prospectus supplement. See "Description of Guarantees" for a further description of the terms relating to the guarantees. We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

General

        We will describe in the applicable prospectus supplement the following terms relating to a series of notes:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

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  the maturity date;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the notes will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion of any material or special United States federal income tax considerations applicable to the notes;

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  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

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  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur to us.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to that series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

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  the direction so given by the holders is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

  •
  reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF GUARANTEES

        Our payment obligations under any series of senior or subordinated notes may be fully and unconditionally guaranteed by certain of our subsidiaries, also referred to as the "guarantor subsidiaries," if and to the extent provided in the applicable prospectus supplement. Staples the Office Superstore, Inc., Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., Hackensack Funding, LLC, and Rochester Capital, LLC may each serve as a guarantor subsidiary to guarantee a series of our debt securities. These guarantor subsidiaries also guarantee our currently outstanding 7.375% Senior Notes due 2012, 7.125% Senior Notes due 2007, 5.875% Euro Notes due 2004, $600 million revolving credit facility and 364-day term loan. If a series of senior or subordinated notes are so guaranteed, the guarantor subsidiaries will execute a separate guarantee agreement or a supplemental indenture as further evidence of the guarantee. We will provide the specific terms of any guarantee in the prospectus supplement. The guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case if an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities;"

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors; or

  •
  directly to investors.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from the Company in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from the Company, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

        The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 2, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

    Room 1024, Judiciary Plaza
    450 Fifth Street, N.W.
    Washington, D.C. 20549

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

    450 Fifth Street, N.W.
    Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended February 2, 2002;

  (2)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002;

  (3)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2002, as amended;

  (4)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2002;

  (5)
  Our Current Reports on Form 8-K filed with the SEC on August 13, 2002, August 22, 2002, September 19, 2002, October 8, 2002 and October 28, 2002;

  (6)
  All our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement;

  (7)
  The description of our common stock and preferred stock purchase rights contained in our registration statements on Form 8-A dated April 10, 1989 and February 10, 1994.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 500 Staples Drive, Framingham, Massachusetts 01702, (508) 253-5000, Attention: Director of Investor Relations.

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Staples, Inc. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$46,000
Transfer agent's, trustee's and depository's fees and expenses	10,000
Printing and engraving expenses	25,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous	9,000

Total expenses	$150,000

Item 15. Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Staples' restated certificate of incorporation provides that Staples shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

        Staples' restated certificate of incorporation also provides that no director shall be liable to Staples or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Staples or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

        Staples' by-laws contain provisions to the effect that each director and officer of Staples shall be indemnified by Staples against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of Staples or of any other organization at the request of Staples. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if any of the following determine that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct

  •
  by the board of directors by a majority vote of a quorum consisting of disinterested directors;

  •
  if a quorum consisting of disinterested directors is not obtainable, by a majority of a committee of two or more disinterested directors;

  •
  independent legal counsel;

  •
  if the board directs, by the stockholders; or

  •
  by a court of competent jurisdiction.

        It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of Staples, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

        Staples maintains directors and officers liability insurance for the benefit of its directors and certain officers.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER		DESCRIPTION
1.1		The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
1.2		The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
3.1	(1)	Restated Certificate of Incorporation, as amended, of the Registrant
3.2	(2)	Amended and Restated By-Laws of the Registrant
4.1	(3)	Form of senior indenture
4.2	(3)	Form of subordinated indenture
4.3	(4)	Rights Agreement, dated October 25, 1999, between the Registrant and ChaseMellon Shareholder Services LLC, as rights agent
4.4
		The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
4.5
		The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
4.6
		The form of any guarantee with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
4.7
		The form of any guarantee with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
5.1		Opinion of Hale and Dorr LLP
12.1	(3)	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	(3)	Consent of Ernst & Young LLP
23.2		Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith
24.1		Power of Attorney (see page II-4 of this Registration Statement)

(1)
Incorporated by reference from the Registrant's Registration Statement on Form S-3 (File No. 333-76360).

(2)
Incorporated by reference from the Registrant's Form 10-K for the fiscal year ended February 3, 2001.

(3)
Previously filed.

(4)
Incorporated by reference from the Registrant's Form 10-K for the fiscal year ended January 29, 2000.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2)  That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on November 26, 2002.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President, Chief Executive Officer and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2002
* John J. Mahoney	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)	November 26, 2002
* Basil L. Anderson	Vice Chairman and Director	November 26, 2002
* Brenda C. Barnes	Director	November 26, 2002
* Arthur M. Blank	Director	November 26, 2002
* Mary Elizabeth Burton	Director	November 26, 2002
* Richard J. Currie	Director	November 26, 2002

* George J. Mitchell	Director	November 26, 2002
* James L. Moody, Jr.	Director	November 26, 2002
* Rowland T. Moriarty	Director	November 26, 2002
* Robert C. Nakasone	Director	November 26, 2002
* Thomas G. Stemberg	Chairman and Director	November 26, 2002
* Martin Trust	Director	November 26, 2002
* Paul F. Walsh	Director	November 26, 2002
*By:	/s/ RONALD L. SARGENT Ronald L. Sargent Attorney

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on November 26, 2002.

STAPLES THE OFFICE SUPERSTORE, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Staples the Office Superstore, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples the Office Superstore, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2002
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Director (Principal Financial and Accounting Officer)	November 26, 2002

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on November 26, 2002.

STAPLES THE OFFICE SUPERSTORE EAST, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Staples the Office Superstore East, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples the Office Superstore East, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2002
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Director (Principal Financial and Accounting Officer)	November 26, 2002

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on November 26, 2002.

STAPLES CONTRACT & COMMERCIAL, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Staples Contract & Commercial, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples Contract & Commercial, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2002
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Director (Principal Financial and Accounting Officer)	November 26, 2002

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Country of Bermuda, on November 26, 2002.

HACKENSACK FUNDING, LLC
By:	/s/ DALE LANGEFELD Dale Langefeld President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Hackensack Funding, LLC, hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hackensack Funding, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DALE LANGEFELD Dale Langefeld	President and Director (Principal Executive Officer)	November 26, 2002
/s/ ROBERT K. MAYERSON Robert K. Mayerson	Treasurer and Director (Principal Financial and Accounting Officer)	November 26, 2002
/s/ DAVID DOUGLAS ELLIMAN David Douglas Elliman	Director	November 26, 2002
/s/ JOHN J. MAHONEY John J. Mahoney	Director	November 26, 2002

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on November 26, 2002.

ROCHESTER CAPITAL, LLC
By:	/s/ ROBERT K. MAYERSON Robert K. Mayerson President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Rochester Capital, LLC, hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Rochester Capital, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. SARGENT Robert K. Mayerson	President (Principal Executive Officer)	November 26, 2002
/s/ MARCI JO LERNER Marci Jo Lerner	Secretary and Treasurer (Principal Financial and Accounting Officer)	November 26, 2002
Staples the Office Superstore, Inc.	Sole Member	November 26, 2002
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President and Chief Executive Officer

QuickLinks

Table of Additional Registrant Guarantors
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF GUARANTEES
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY